Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Equity Incentive Plan and the 2006 Share Option Plan of Solarfun Power Holdings Co., Ltd. of our report dated June 29, 2007, with respect to the consolidated financial statements of Solarfun Power Holdings Co., Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming

Shanghai, People’s Republic of China

November 27, 2007